As filed with the Securities and Exchange Commission on February 9, 2000
                               File No. 33-
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             UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC 20549
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                                 FORM S-8
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933
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                         PENN VIRGINIA CORPORATION
          (Exact name of registrant as specified in its charter)

                 Virginia                          23-1184320
     (State or other jurisdiction of            (I.R.S. Employer
      incorporation or organization)          Identification No.)

       One Radnor Corporate Center
      Suite 200, 100 Matsonford Road
           Radnor, Pennsylvania                    19087-4515
 (Address of principal executive offices)          (Zip Code)

                         PENN VIRGINIA CORPORATION
                     1995 DIRECTORS' STOCK OPTION PLAN
               =============================================
                              Nancy M. Snyder
                  General Counsel and Corporate Secretary
                         Penn Virginia Corporation
                        One Radnor Corporate Center
                      Suite 200, 100 Matsonford Road
                          Radnor, PA 19087 - 4515
                  (Name and address of agent for service)

                              (610) 687-8900
       (Telephone number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE

  Title of       Amount    Proposed maximum  Proposed maximum  Amount of
securities to    to be      offering price      aggregate     registration
be registered  registered   per share (1)     offering price      fee
                                                   (1)
Common Stock
par value        50,000       $17.3438          $867,188        $255.82
$6.25 per      shares (2)
share

(1) Estimated solely for the purpose of computing the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock of $17.3750 and $17.3125, respectively, as reported by the New York Stock Exchange on February 8, 2000.

(2) Also registered hereby are such additional indeterminate number of shares of Common Stock or other securities as may become issuable by reason of adjustments pursuant to the anti-dilution provisions of the Plan.

(3) Also registered hereby are the Rights to purchase fractional shares of Preferred Stock of the Registrant which are attached to all shares of Common Stock outstanding as of, and issued subsequent to, February 21, 1998 pursuant to terms of the Registrant's Rights Agreement dated as of February 11, 1998. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates of Common Stock and will be transferred with and only with such Common Stock.


       PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering an additional 50,000 shares of
Registrant's Common Stock to be offered pursuant to Registrant's 1995 Directors' Stock Option Plan (the "Plan"). Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on May 26th, 1995 (File No. 33-59647) is effective, registered an initial 250,000 shares of Common Stock offered pursuant to the Plan and is hereby incorporated by reference pursuant to General Instruction E.

                             Item 8. Exhibits.

     5.01 Opinion of Dechert Price & Rhoads as to legality of securities being registered.
     23.01   Consent of Arthur Andersen LLP.
     23.02 Consent of Dechert Price & Rhoads (contained in opinion filed as Exhibit 5.01 hereto).
     24.01   Power of Attorney (included in Signature Page).


                                SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Pennsylvania, on February 9, 2000.

                              PENN VIRGINIA CORPORATION



                              By:  _________________________
                                   A. James Dearlove
                                   President and Chief Executive Officer


                             POWER OF ATTORNEY

          Each person whose signature appears below hereby constitutes A. James Dearlove and Nancy M. Snyder, and each of the them, his/her true and lawful attorneys-in-fact and agents each with full power of substitution and resubstitution for him/her in any and all capacities to sign any and all amendments (including pre- or post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, hereby ratifying and confirming all that each such attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities as indicated on February 9, 2000.

       Signature                             Title


______________________   President, Chief Executive Officer and Director
A. James Dearlove        (Principal Executive Officer)


______________________   Vice President and Chief Financial Officer
Steven W. Tholen         (Principal Financial Officer)


______________________   Controller
Ann N. Horton            (Principal Accounting Officer)


______________________   Chairman of the Board
Lennox K. Black


______________________   Director
Richard A. Bachman


______________________   Director
John D. Cadigan


______________________   Director
Robert Garrett


______________________   Director
Peter B. Lilly


______________________   Director
Marsha Reines Perelman


______________________   Director
Joe T. Rye


______________________   Director
John A. H. Shober


______________________   Director
Frederick C. Witsell, Jr.